EXHIBIT 4
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES
The following instruments of Navistar International Corporation and its principal subsidiary, Navistar, Inc., and its indirect subsidiary, Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.1
Navistar International Corporation Restated Stock Certificate. Filed as Exhibit 4.20 to Quarterly Report on Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 001-09618.

4.2
Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation's 8.25% Senior Notes due 2021. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

4.3
Form of Indenture for Senior Notes among Navistar International Corporation, Navistar Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Filed as Exhibit 4.14 to Registration Statement on Form S-3 dated and filed October 24, 2012. Registration Statement No.: 333-184565-01.

4.4
Indenture, dated as of October 11, 2013, between Navistar International Corporation, as Issuer, and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.50% Senior Subordinated Convertible Notes due 2018.  Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 11, 2013.  Commission File No. 001-09618.

4.5	Form of 4.50% Senior Subordinated Convertible Note due 2018. Filed as a part of Exhibit 4.1 to Current Report on Form 8-K dated and filed October 11, 2013. Commission File No. 001-09618.

4.6
Indenture, dated as of March 24, 2014, between Navistar International Corporation, as Issuer, and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.75% Senior Subordinated Convertible Notes due 2019.  Filed as Exhibit 4.1 to Current Report on Form 8-K dated March 18, 2014 and filed March 24, 2014.  Commission File No. 001-09618.

4.7	Form of 4.75% Senior Subordinated Convertible Note due 2019. Filed as a part of Exhibit 4.1 to Current Report on Form 8-K dated March 18, 2014 and filed March 24, 2014. Commission File No. 001-09618.

4.8
First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of October 11, 2013, between Navistar International Corporation and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.50% Senior Subordinated Convertible Notes due 2018. Filed as Exhibit 4.17 to Quarterly Report on Form 10-Q dated and filed September 3, 2014. Commission File No. 001-09618.

4.9
First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of March 24, 2014, between Navistar International Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, for Navistar International Corporation’s 4.75% Senior Subordinated Convertible Notes due 2019. Filed as Exhibit 4.18 to Quarterly Report on Form 10-Q dated and filed September 3, 2014. Commission File No. 001-09618.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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